UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2026

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1601 Utica Avenue South, Suite 900 St. Louis Park, MN	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange
9.375% Senior Notes Due 2030	TWOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On September 4, 2026, each of William Dellal, Vice President, Chief Financial Officer; Nicholas Letica, Vice President and Chief Investment Officer; Rebecca Sandberg, Vice President, Chief Legal Officer, Secretary and Chief Compliance Officer; Robert Rush, Vice President and Chief Risk Officer; and Alecia Hanson, Vice President and Chief Administrative Officer terminated employment with Two Harbors Investment Corp. (“TWO”), effective immediately. William Greenberg will continue to serve as TWO’s Chief Executive Officer until October 2, 2026, on which date his employment is expected to terminate.

Each of the foregoing officers’ departures constitutes (or in the case of Mr. Greenberg, is expected to constitute) a “Qualifying Termination” during a “Change of Control Period” for purposes of the Two Harbors Investment Corp. Severance Benefits Plan, as amended and restated effective December 16, 2025 (the “Plan”). Each such officer has entered or is expected to enter into a customary separation and release agreement containing a general release of claims in favor of TWO, and otherwise memorializing the compensation and benefits that such officer will receive in connection with his or her departure (in each case consistent with TWO’s contractual obligations under the Plan).

Appointment of Chief Financial Officer

On September 4, 2026, TWO appointed Madhur Agarwal as its Chief Financial Officer, effective immediately. Mr. Agarwal will serve as the principal financial officer for TWO.

Mr. Agarwal, age 36, has served as the Chief Financial Officer of CrossCountry Mortgage, LLC (“CCM”), TWO’s parent company, since 2021, and is expected to continue serving in such role concurrently with his service as Chief Financial Officer of TWO. As Chief Financial Officer of CCM, Mr. Agarwal oversees all aspects of the finance function, including accounting and financial reporting, FP&A, corporate strategy, M&A, capital raising activities, treasury, procurement and vendor management, payroll, and tax. Prior to joining CCM in 2021, Mr. Agarwal was an investment professional at Radcliff Management, where he sourced, evaluated and executed privately negotiated investments in operating businesses across the technology, consumer and financial services industries. Previously, Mr. Agarwal worked as an investment professional at Crescent Capital Group, where he focused on private equity investments across various industries. He began his career in investment banking at Citigroup. Mr. Agarwal holds a Master of Business Administration from Harvard Business School and a Bachelor of Science from the University of Pennsylvania.

Mr. Agarwal will not receive any compensation from TWO, nor will his compensation from CCM be modified, in connection with his appointment as Chief Financial Officer of TWO. Mr. Agarwal has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Agarwal and any other persons pursuant to which Mr. Agarwal is being appointed as Chief Financial Officer, and there are no family relationships between Mr. Agarwal and any director or executive officer of TWO or person nominated or chosen by TWO to become a director or executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ William R. Greenberg
William R. Greenberg Chief Executive Officer

Date: September 10, 2026